AGREEMENT BETWEEN OWNER AND CONSTRUCTION MANAGER
                                   for
                    CONSTRUCTION MANAGEMENT SERVICES


Agreement (this "Agreement") made as of the 1st day of November 1997, between Tishman Construction Corporation of New Jersey (hereafter referred to as "Construction Manager"), a New Jersey corporation, having offices at 19 South Tennessee Avenue, Atlantic City, New Jersey 08401 and MAC, CORP. Construction, a New Jersey corporation, having offices at 3260 South Industrial Road, Las Vegas, Nevada 89109 (hereinafter referred to as "Owner").


                                WITNESSETH:

      WHEREAS, Owner desires to retain Construction Manager in connection with the construction by Owner of a Hotel/Casino and related infrastructure and site development including roads which serve the facilities within the "H-Tract" (hereinafter referred to as the "Improvement" or the "Project"), on the premises owned by Owner adjacent to Route 30, Huron Avenue and Brigantine Boulevard in Atlantic City, New Jersey (hereinafter referred to as "Site"), and Construction Manager desires to be so retained.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, Owner and Construction Manager agree as follows:


                                 ARTICLE 1
                                CONSULTANCY

      1.01. All services to be performed by Construction Manager prior to commencement of construction of the Improvement (hereinafter referred to as the "Consultancy") shall be performed as agent of Owner.

      1.02. Construction Manager, during the Consultancy, shall, using its best professional efforts, make available to Owner its knowledge, skills, ideas, experience and abilities with respect to all matters related to design, development and construction of the Improvement. The Consultancy shall include consultation on overall site and building planning, guidance in the preparation of Construction Documents by the project architects and engineers, review, evaluation and refinement of the work of the architects and engineers who have been, or are to be, selected by Owner (and in whose selection Construction Manager will assist Owner as may be

                               EXHIBIT 10.3
requested), and preparation of construction schedules and budgets as documents are developed, with recommendation for changes, where necessary, to meet Owner objectives. The Consultancy shall commence on the effective date hereof and shall continue until commencement of construction of the Improvement.


                                 ARTICLE 2
                            CONDUCT OF THE WORK

      2.01. All services to be performed by Construction Manager following the Consultancy (hereinafter referred to as the "Services") shall be performed as agent of Owner.

      2.02. Construction Manager, acting as agent for, and on behalf of, Owner, will arrange to provide for Owner all labor, materials and services for the general construction of the Improvement, in conformity with plans and specifications (hereinafter referred to as "Construction Documents"), prepared or to be prepared by Owner's architects, engineers and other consultants. In such connection Construction Manager shall, as directed by Owner, solicit bids, award contracts, purchase materials, provide or arrange for necessary plant and equipment, employ, supervise, coordinate and monitor necessary personnel (with power to employ or discharge, fix and modify wages and compensation), prepare budget estimates, programs and schedules as required, monitor and coordinate the progress of work by, and negotiate final settlements (subject to Owner approval) with all contractors and suppliers.

      2.03. Owner shall approve all Costs contained in Section 4.05. The Owner will establish monetary limits for disbursement of funds by Construction Manager which will not require specific approval by Owner.

      2.04. Construction Manager shall commence and continue the Services using its best professional efforts with due diligence and in good faith maintaining at all times sufficient personnel for the proper prosecution of the Services.

      2.05.      Construction   Manager's   performance   hereunder   shall
terminate after it has completed the Services or upon earlier termination of this Agreement pursuant to Article 11.


                                 ARTICLE 3
                          ACCOUNTING AND AUDITING

      3.01. Construction Manager will establish procedures for accounting, auditing and rendering of statements of payment satisfactory to Owner. Such procedures shall be prepared by the Construction Manager in

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
writing and submitted to the Owner for approval. The approved procedures shall be followed during the Consultancy and the Services. All records of Construction Manager relating to the Consultancy and the Services shall be open to inspection and audit by Owner and its representatives at all times. Upon completion of the Services, original copies of all records (in whatever media prepared) of Construction Manager shall, on request of Owner, and at Owner's expense, be prepared and delivered to Owner or other-wise disposed of as Owner may direct.


                                 ARTICLE 4
                                   FEES

      4.01. As full compensation to Construction Manager during the Consultancy, Owner shall pay Construction Manager a fee of $50,000 per month, adjusted to $125,000 per month following selection by Owner of the Architect and determination of the Project Schedule (hereinafter referred to as "Consultancy Fee"). The Consultancy shall commence on the effective date hereof and shall continue until commencement of construction of the Improvement. Commencement of construction of the Improvement shall be defined as commencement of pile and foundation work.

      4.02. Owner shall pay Construction Manager a fee equal to 1.80% of the Cost of the Work for the Services (hereafter referred to as "Fee"). The Fee shall be paid monthly, proportional to the progress of the
Work. The Construction Manager will credit the full amount of the Consultancy Fee against the payments of the Fee in proportion to work completed.

      4.03 The Fee shall be the entire compensation for Construction Manager's Services, including main office overhead and items identified in
Section 4.06.

      4.04 Items which are paid through or by the Owner and installed under the direct supervision of Owner shall not be considered part of the Cost of the Work for purposes of computing the Construction Manager's Fee. Construction Manager shall coordinate all such work. Such items include but are not limited to: Architects and Consultants, Owner FF&E, Separate Contractors, Owner internal costs and overhead, project insurance premiums, landscaping and other similar items.

      4.05. The costs of the Work (hereinafter referred to as "Cost") shall be paid as follows:

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
            (a)  During the Consultancy:

                 The following items shall be paid at actual cost and are in addition to the Consultancy Fee:

                 (1) Compensation of project managers, estimators, contract and EEO administrators, purchasing agents and others assigned directly to the job on a full-time basis as authorized by Owner.

                 (2) Reimbursable expenses such as blueprints, long distance and mobile phone calls, travel expenses while in New York and New Jersey (only during Consultancy), and other expenses which may be authorized by the Owner.

                 (3) Expense of lodging and meals while conducting business outside of New York and New Jersey. When in Las Vegas, lodging and meals will be provided at hotel facilities owned by Owner's affiliates.

            (b)  During the Services:

                 The following items shall be paid at actual cost and are not considered Cost of the Work for the purpose of computing the Construction Manager's Fee.

                 (1)  Compensation of Project Executive.

                 (2) Relocation expenses (includes temporary subsistence) incurred by Construction Manager's employees. Relocation expenses shall be limited to: moving expenses, temporary lodging and transportation expenses. Meals will not be reimbursed. Living expenses incurred by Construction Manager's employees after relocation has been completed shall not be reimbursed. All relocation expenses must be pre-approved by the Owner.

                 (3) Federal, state, municipal or other taxes within New Jersey based upon labor performed and material furnished, including, sales, and fees for permits and licenses (excludes any taxes based on the corporate gross receipts, profits or net income of Construction Manager and professional fees).

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
                 (4) Premiums on insurance paid by Construction Manager. All such premiums must be submitted to the Owner for approval prior to placement of such insurance.

                 (5) Reimbursable expenses such as telephone service, telegrams, facsimile, delivery charges, postage, blue-prints, printing, photographs, field office supplies, stationery, travel outside of greater New York City and Atlantic County or Trenton, New Jersey while conducting business and other expenses which may be authorized by the Owner.

                 (6) Expense of lodging and meals while conducting business outside of greater New York City and Atlantic County or Trenton, New Jersey. When in Las Vegas, lodging and meals will be provided at hotel facilities owned by Owner's affiliates.

                 (7) Counsel fees and legal expenses incurred by Con-struction Manager in connection with any matter arising out of the Services, except for matters related in any manner to this Agreement or the creation of any other contracts with the Owner. All fees and expenses must be pre-approved by Owner.

                 The following items shall be paid at actual cost and are considered Cost of the Work for the purpose of computing the Construction Manager's Fee:

                 (8) Wages of full-time labor directly on Construction Manager's field payroll. "Field" for the purpose of this Agreement is defined to be at or on the Site.

                 (9) Compensation of Construction Manager's employees stationed at the field office including project managers, general superintendents, superintendents, accountants, estimators, contract and EEO administrators, purchasing agents and other employees, whose full-time or part-time services are required at the field office solely for the purpose of the Project.

                 (10) Payroll taxes and contributions for Federal old age benefits, unemployment insurance, disability insurance, family leave or other employee benefits required by law, as well as welfare funds, pension funds, individual medical, dental and hospitalization benefits, bonuses, and

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
                 vacation costs proportional  to  the  amount  of   service
                 on the Project in that calendar year. All bonuses must be pre-approved by the Owner.

                 (11) The  net  cost  of  all   materials,    whether   for
                 permanent or temporary use, including cost of inspection, testing, transportation, storage and handling.

                 (12) Tools, equipment and services required for the Services; water, power and fuel; winter protection; surveys, soil and other investigations; protection and repair of adjoining property; rental of property for storage, field office and other purposes; royalties for patents that may be involved in the Services.

                 (13) Rental of tools and equipment or parts thereof, whether rented from Construction Manager or others; and transportation of said tools or equipment, including loading, unloading, installing, dismantling and removal thereof, made necessary by use on the Improvement. All tool and equipment rental expenses must be pre-approved by the Owner.

                 (14) All contracts and purchase orders let in connection with the Services.

                 (15) Reconstruction or repairs resulting from damage to the Improvement, whether or not covered by insurance.

      4.06. Costs shall not include and Construction Manager shall not be reimbursed for:

           (a)   Services of Construction  Manager's   executive management
                 and compensation thereof (except for Project Executive).

           (b) Services of Construction Manager's consulting division personnel, including architectural, structural mechanical and department heads and their staffs.

           (c)   Services of Construction Manager's corporate officers.

           (d)   Services of Construction Manager's insurance department.

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
           (e) Cost of Construction Manager's payroll robbery and general fidelity insurance and any losses sustained by Construc-tion Manager in connection with theft and robbery caused by the defalcation of Construction Manager's employees.

           (f) Cost of payroll preparation, computer services, T-Com Report or any other corporate expense or service.

           (g) Administrative or general overhead expense in connection with the operation of any of Construction Manager's offices other than the field office.

      4.07. All trade discounts or cash discounts earned through advance or prompt payment, proceeds from insurance, the sale of surplus materials and equipment and the fair market value of any tools, supplies or equipment, and to the extent permitted by law, fees, commissions and gratuities received by Construction Manager, or any subsidiary or affiliate, in connection with the Services shall be for the benefit of Owner and shall reduce the Cost. Request for payment of discounts may be submitted to the Owner for reimbursement on an as-needed basis.

      4.08. If any liens or encumbrances upon the subject property shall occur, Owner shall promptly be given notice thereof by Construction Manager and Owner shall satisfy, contest or discharge or otherwise provide for same. If a lien or encumbrance has been made by, or as a result of, a trade contractor or vendor, Construction Manager shall require such trade contractor or vendor to promptly satisfy and discharge such lien or encumbrance.


                                 ARTICLE 5
                 AGENCY BANK ACCOUNT AND MONTHLY PAYMENT

      5.01. Within thirty (30) days of commencement of the Services, Owner will establish an interest-bearing bank account in the name of Construction Manager as "Agent". All funds (including earnings) shall, at all times, be the property of Owner and shall be drawn upon and disbursed by Construction Manager in accordance with the approved accounting procedures pursuant to Article 3. The purpose of this account will be to pay all obligations, commitments, costs and liabilities made or incurred by Owner or on Owner's behalf in connection with the prosecu-tion of the Services. Such account is hereafter called the "Agency Bank Account."

      5.02.      Upon  the  establishment  of  the  Agency  Bank   Account,
Owner shall make an initial deposit of $150,000  and  shall  maintain  such

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
amount until completion of the Services. The Owner shall provide sufficient funds to enable Construction Manager to pay when due all obligations incurred by Owner or on Owner's behalf in connection with the Services. It is understood that Construction Manager shall not be required to expend its own funds for payment of out-of-pocket costs, fees or expenses in connection with the Services.

      5.03. On or about the tenth (10th) day of each month, Construc-tion Manager will submit to Owner a requisition in a form satisfactory to Owner for obligations incurred in connection with the Services up to the last day of the previous month, including Construction Manager's Fee. Within fifteen (15) calendar days after receipt of such requisition, Owner shall make payment to Construction Manager, by payment directly into the Agency Bank Account, whereupon Construction Manager shall promptly thereafter make the necessary disbursements of such funds.

      5.04. The balance of any Fee or reimbursement for Costs owing Construction Manager under the terms of this Agreement shall be due and payable within sixty (60) days after Substantial Completion (including Final Certificate of Occupancy) of the Improvement, less Fees applicable to remaining punch list Work.


                                 ARTICLE 6
               CONSTRUCTION BUDGET AND CHANGES IN THE WORK

      6.01. The Owner and Construction Manager will establish construction cost limits for the Project (hereafter referred to as "Construction Budget"). The Construction Manager will use its best professional efforts and expertise in purchasing and project administra-tion to maintain the Construction Budget. The Owner acknowledges that the Construction Budget may change as Construction Documents are developed, refined and/or revised. All increases in the Construction Budget will require written approval by the Owner. The Owner shall at all times designate an individual who is authorized to provide such written approval. It shall be a condition precedent to the Owner's obligation to pay for any increases in the Construction Budget that the Construction Manager shall have obtained prior written authorization from Owner. The Construction Manager agrees that if it proceeds with any such increases prior to receiving written authorization to do so, it proceeds at its own risk, cost and expense.

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
                                 ARTICLE 7
                                 INSURANCE

      7.01. During the Consultancy, the Construction Manager shall procure and maintain insurance coverage commensurate with the services performed by the Construction Manager during the Consultancy. The cost of all such insurance during the Consultancy shall be paid by the Construction Manager.

      7.02. If the Owner has not obtained a "Wrap-Up" Insurance Policy thirty (30) days prior to commencement of Services, the Construction Manager shall procure insurance coverage at the limits set forth herein. Insurance coverage shall be for the benefit of the Owner and Construction Manager. Premiums shall be paid by the Owner and must be pre-approved by the Owner prior to placement of such insurance coverage.

                 A. Commercial General Liability coverage with a $100,000,000 each occurrence and $100,000,000 Per Location Aggregate Limit covering the liability of Construction Manager for Bodily Injury and Property Damage arising as a result of the construction of the Improvement and the Services performed hereunder. The coverage shall include:

                 -  Blanket Contractual Liability
                 -  Completed Operations (continued for at least 3 years)
                 -  Broad Form Property Damage
                 -  "XC & U" Coverage
                 -  Personal Injury
                 -  Employees of Construction Manager as Additional
                    Insureds
                 -  Claims made coverage is not acceptable

                 B. Worker's Compensation and Employer's Liability coverage as required by law, covering employees of Construction Manager performing work on the Improvement. Coverage to include all subcontractors of every tier with contracts over $5,000.

                 C. Automobile Liability coverage with a $100,000,000 Combined Single Limit, covering Owned, Non-Owned and Hired Vehicles used in connection with the Improvement by Construction Manager.

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
                 D.   Contractors   Pollution   Liability   coverage   with
                 $25,000,000 Each Loss and $50,000,000 Aggregate.

                      a. Bodily Injury, sickness, disease, mental anguish or shock sustained by any person, including death;

                      b. Property Damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed;

                      c. Defense including costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages;

      7.03. In no event shall the limits of coverage be less than that contained herein unless both parties are unable to secure such limits and both parties agree to lower limits. In case of property loss, Construction Manager, on behalf of Owner, will negotiate and settle claims subject to
Owner's approval. Owner and Construction Manager hereby mutually agree to waive rights of subrogation against each other.

      7.04. If requested by Owner, Construction Manager will assist Owner in obtaining a "Wrap-Up" Insurance Policy relating to commercial general liability and pollution liability coverage, workers' compensation and builder's risk coverage to protect the interests of Owner, Owner's separate contractors, Construction Manager and trade contractors on the Project. Each individual trade contractor shall provide automobile liability coverage and disability coverage. All cost associated with the "Wrap-Up" Insurance Policy shall be paid by the Owner.

      7.05. All insurance coverage for the Project shall name Con-struction Manager, Mirage Resorts, Incorporated, Atlandia Design and
Furnishings Inc., MAC, CORP., MAC, CORP. Construction, New City Development and their respective parents, and all other subsidiaries, affiliates, employees, officers, directors and consultants of each of them, as Additional Insureds named under this agreement.


                                 ARTICLE 8
                  ASBESTOS AND HAZARDOUS WASTE REMOVAL

      8.01.      It  is  the  Owner's  sole   responsibility  to   directly
contract  for  the  removal, transport,  and  disposal  of all asbestos and

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
hazardous waste from the Site. Construction Manager shall bid and recommend to Owner an award for both the asbestos and hazardous waste survey and monitoring agency, as well as the removal agency. The survey and monitoring agency shall be directly responsible to the Owner for the monitoring and supervision of all asbestos and hazardous waste removal. Construction Manager shall in no way be responsible for supervision and monitoring or compliance with respect to the Work of removing, transporting, or disposing of the asbestos or hazardous waste as performed by Owner's contractor, and Owner shall defend, indemnify and hold Construction Manager harmless from all claims, if any, resulting from the existence and/or removal of asbestos and hazardous waste. This indemnification shall survive termination of this Agreement. All services performed by Construction Manager for site remediation will be provided under separate agreement.

                                 ARTICLE  9
                                 ASSIGNMENT

      9.01. Neither this Agreement nor any interest herein, nor any claim hereunder, shall be assigned or transferred by either party without the written consent of the other party in its sole direction, except that Owner may assign its interest in this Agreement and all rights accruing hereunder to a construction lender or affiliated company of Owner and Construction Manager may assign its interest in this Agreement and all rights accruing hereunder to its parent, affiliate or subsidiary with the written approval of the Owner, which approval shall not be unreasonably withheld.


                                 ARTICLE 10
                                 INDEMNITY

      10.01. To the fullest extent permitted by law, the Construction Manager shall indemnify and hold harmless the Owner, Mirage Resorts, Incorporated, MAC, CORP., MAC, CORP. Construction, Atlandia Design and Furnishings Inc., New City Development and all other subsidiaries, affiliates, employees, officers, directors and consultants of the Owner from and against claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of or resulting from performance of the Work or Construction Manager's services hereunder, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Construction Manager, anyone directly

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or indirectly  employed  by  it  (but   not including  trade Contractors or
Vendors with whom Construction Manager has entered an agreement as Agent of Owner) or anyone for whose acts it may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 10.01.

      10.02. To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Construction Manager and all subsidiaries, affiliates, employees, officers, directors and consultants of the Construc-tion Manager from and against claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of or resulting from performance of the Work hereunder, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Owner, anyone directly or indirectly employed by it (but not including the Construction Manager, or any of the Construction Manager's agents or employees) or anyone for whose acts it may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 10.02.

      10.03.     In claims against any person or   entity indemnified under
Article 10 by an employee of the Construction Manager, anyone directly or indirectly employed by it or anyone for whose acts it may be liable, the indemnification obligation under Paragraph 10.01 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Construction Manager under worker's compensation acts, disability benefit acts or other employee benefit acts.


                                 ARTICLE  11
                                 TERMINATION

      11.01. In the event Owner notifies Construction Manager of its decision not to commence construction of the Improvement, which decision Owner may make in its sole discretion for any or no reason, the parties agree as follows: (a) Construction Manager shall discontinue the Consultancy forthwith, and (b) Owner shall pay to Construction Manager the cost of all direct expenses (including, without limitation, the items set forth in Section 4.05(a) hereof) and a pro-rata share of the Consultancy Fee up to the date of termination.

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
      11.02. If either party shall default in the performance of this Agreement and shall fail to cure such default within (20) twenty days (ten days in the case of a default by Owner in the making of timely payment of Construction Manager's requisitions as provided in Section 5.03) after receipt of notice from the other party specifying the default, the party not in default, in addition to any other remedies provided here-under, at law or in equity, including the imposition of liens, may terminate this Agreement by notice to the defaulting party given within ten (10) days after the foregoing grace period. Further, Construction Manager shall be entitled to payment of interest at the rate of 1/2% per annum above the prime or reference rate of Bank of America, Las Vegas, Nevada, on all amounts due by Owner to Construction Manager hereunder from the date when due except for amounts disputed in good faith between Owner and Construction Manager.

      11.03. If either party should be adjudged a bankrupt or should make a general assignment for the benefit of its creditors or should file a petition for arrangements with creditors or for reorganization, or if a receiver should be appointed on account of its insolvency, said event shall be deemed a default by said party and, in addition to any other remedies provided hereunder, at law or in equity, including the imposition of liens, the other party may terminate this Agreement at any time there-after on notice to the defaulting party.

      11.04. Should Owner abandon or discontinue construction of the Improvement for more than one hundred twenty (120) consecutive days or should construction of the Improvement be stopped under an order of any court or other public authority for a period of (6) six consecutive months through no act or fault of Construction Manager or of any of its employees or representatives, then notwithstanding Section 11.02, Con-struction Manager, on (15) fifteen days notice to Owner specifying the reason therefor, may terminate this Agreement, unless the reason for such termination is cured within such (15) fifteen day period, except that if such abandonment or discontinuance of construction is caused by any strike, riot, act of God, or other event of force majeure or cause beyond the reasonable control of Owner (financial inability of Owner not being a cause beyond its control), Construction Manager shall not be entitled to terminate this Agreement unless a period of (6) six months shall elapse from the date of the abandonment or discontinuance of construction. Any such abandonment or discontinuance, for whatever reason, shall not constitute a default by Owner.

      11.05. Upon any termination of this Agreement under Section 11.04 above, or upon default of either party under Section 11.02 or 11.03, Construction Manager shall:

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
                 (a) Discontinue all Services on a date to be agreed upon and make no further commitments except as may be necessary for completion of Work to ensure the facilities or the site are free of hazards to the public.

                 (b) Cancel to the extent permissible, or if so directed by Owner, transfer to Owner all commitments and agreements relating to the Services.

                 (c) Transfer to Owner, in the manner, to the extent and at the time directed by it, the completed and uncompleted Work, supplies, materials and other property produced as a part of or acquired in the performance of the Services.

                 (d) Take action as Construction Manager may deem necessary, or as Owner may direct, for the protection of property which is in the possession of Construction Manager and in which Owner has or may acquire any interest.

                 (e)  Deliver to Owner all original files and records.

                 (f) Deliver to Owner all original construction budgets and schedules.

      11.06. Upon any termination of this Agreement, Owner, or Con-struction Manager on behalf of Owner, shall pay and satisfy all obligations which have been made or incurred by Owner or on Owner's behalf in connection with the Services through the date of such termination.


                                 ARTICLE 12
                          PROJECT REPRESENTATIVES

      12.01 Owner designates Kenneth R. Wynn and William R. Smith as Owner Representatives under this Agreement. Owner Representatives shall have the right to act for Owner in all matters relating to this Agreement and Owner shall be bound by any consents or approvals given by any Owner Representative. The Owner may designate other Owner Representatives from time to time by written notice to Construction Manager.

      12.02 Construction Manager designates Michael J. Mennella as Project Executive under this Agreement. The Project Executive shall have the right to act for Construction Manager in all matters relating to this Agreement and Construction Manager shall be bound by any consents or approvals given by the Project Executive. The Project Executive will be assigned on a full-time basis during the Consultancy and Services per-forming duties from New York and New Jersey until major trades are awarded. After such time all duties will be performed at the Construction Manager's Field Office in New Jersey. The Construction Manager shall not reassign the Project Executive without prior written approval from the Owner.

      12.03. Construction Manager shall submit a Management Staffing Plan to the Owner for approval no later than sixty (60) days prior to commencement of Services. Any revisions to the approved Management Staffing Plan shall be submitted to the Owner for approval.


                                 ARTICLE 13
                                MISCELLANEOUS

      13.01. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed validly given if sent by United States certified mail or overnight commercial delivery service, addressed to the parties as follows:

      OWNER:       MAC, CORP. Construction
                   3260 South Industrial Road
                   Las Vegas, NV 89109
                   Attn:  Kenneth R. Wynn, President or
                          William R. Smith, Vice President

      CONSTRUCTION
      MANAGER:     Tishman Construction Corporation of New Jersey
                   666 Fifth Avenue
                   New York, NY 10103
                   Attn:  Daniel R. Tishman, President or
                          Michael J. Mennella, Executive Vice President

     Notices sent by United States certified mail shall be deemed to have been received on the fourth day following deposit in a United States Post Office. Notices sent by overnight commercial delivery service shall be deemed to have been received on the next business day following deposit with such delivery service.

      13.02 The captions and headings herein contained are for conven-ience only and shall in no way modify or limit the terms, provisions or conditions hereof.

      13.03. This Agreement constitutes the entire contract between the parties and supersedes all prior written or oral negotiations and agree-ments. No provisions of this Agreement shall be changed or modified, nor shall this Agreement be discharged, in whole or in part, except by an agreement in writing signed by the party against whom the change, modification or discharge is claimed or sought to be enforced. No waiver of any of the conditions or provisions of this Agreement or of any of the rights of either party hereunder shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given, consented to or suffered the waiver.

      13.04. If Owner requests Construction Manager to perform the Work of any trade, such as concrete work, and Construction Manager so agrees, then Owner shall pay to Construction Manager, as a Cost of the Work, a fee of four percent (4%) of the Cost of such Work plus the extra cost of insurance, if any, required to be carried by Construction Manager. Reimbursement shall be made to Construction Manager as though the monies were due to Construction Manager in the capacity of an independent trade contractor and Construction Manager shall, with respect to such Work, additionally have all rights and obligations of an indepen-dent trade contractor.

      13.05. Notwithstanding any other provision in this Agreement to the contrary, the parties agree that this Agreement shall not be con-strued, in part or in whole, to give rise to any rights, claims or benefits to any person, firm or entity other than the signatories to this Agree-ment. There are no third-party beneficiaries to this Agreement and no terms or provisions of this Agreement may be enforced by or for the benefit of any person or party not a signatory to this Agreement. Nothing contained herein shall be deemed to create any partnership or other relationship between Owner and Construction Manager other than that of principal and agent.

      13.06. This Agreement shall be governed by the laws of the State of New Jersey.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MAC, CORP. Construction (Owner)         Tishman Construction Corporation of
                                        New Jersey (Construction Manager)



By:    KENNETH R. WYNN                  By:  DANIEL R. TISHMAN
       ---------------                       -----------------
       Kenneth R. Wynn                       Daniel R. Tishman
       President                             President

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